UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 8, 2004

Date of Report (Date of earliest event reported)

THE SANDS REGENT

(Exact name of registrant as specified in its charter)

Nevada	0-14050	88-0201135
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 North Arlington Ave.

Reno, Nevada 89501

(Address of principal executive offices) (Zip Code)

(775) 348-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 9, 2004, The Sands Regent (the “Company”) issued a press release announcing that it had agreed to sell 1,120,000 shares of its common stock, par value $.10 per share, for an aggregate purchase price of $9.24 million to certain institutional investors in a private placement transaction. In connection with the sale of the common stock, the Company also issued the investors warrants to purchase up to 336,000 additional shares of the Company’s common stock at an exercise price of $10.66 per share. The Company entered into Purchase Agreements with those certain investors, dated as of November 8, 2004, in connection therewith.

For additional information concerning the foregoing, a copy of the press release dated November 9, 2004 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release dated November 9, 2004.

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 9, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2004	By:	/s/ Ferenc B. Szony
Ferenc B. Szony
President and Chief Executive Officer

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